UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     November 20, 2007

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 20, 2007, the Company was advised that the Court had finalized the preliminary rulings issued by it on September 27, 2007 with respect to the previously-disclosed litigation involving the Company’s wholly-owned subsidiary, Unzipped Apparel, LLC (the “Unzipped Litigation”). In the final rulings (the “Final Rulings”), the Court:

1)
entered judgment in favor of the Company against Hubert Guez and his related entity, Apparel Distribution Services, LLC (“ADS”), in the amount of approximately $13 million (including pre-judgment interest);

2)
upheld an aggregate of approximately $7 million of the jury’s verdicts against two other Guez related entities -- Azteca Production International, Inc. (“Azteca”) and Sweet Sportswear, LLC (“Sweet” and, collectively with ADS and Azteca, the “Guez Entities”); however, judgment against these entities was not entered pending the resolution of appeals and, potentially, subsequent proceedings;

3)
upheld the jury’s verdict against all of the cross-claims of the Guez Entities, including without limitation ADS’s and Azteca’s unsuccessful efforts to recover against Unzipped any account balances claimed to be owed, totaling approximately $3.5 million (including interest);

4)
upheld the jury’s verdict in favor of the Company relating to its writedown of the senior subordinated note due 2012, issued by the Company to Sweet in connection with the Company’s acquisition of Unzipped (the “Sweet Note”) for Unzipped’s Fiscal Year 2004 and disallowed its writedown of the Sweet Note for Unzipped’s Fiscal Year 2005. The current balance of the Sweet Note is estimated to be approximately $12 million (including unpaid interest), without regard to offsets or the outcome of appeals. The Company believes that the balance of the Sweet Note will be offset in its entirety by amounts recoverable against Guez and the Guez Entities.

5)
directed the Company to file, on or before November 30, 2007, a petition to recover its fees and costs relating to the Unzipped Litigation. As the prevailing party in the litigation, pursuant to fee-shifting contract provisions among other things, the Company will seek to recover in excess of $10 million against Guez and the Guez Entities. The hearing on that petition is scheduled to occur on March 7, 2008.

Since the Final Rulings reduce by over $20 million the damages awarded to the Company by the jury, the Company intends to pursue vigorously appeals to restore substantially all of the jury’s verdict.

On November 21, 2007 Mr. Guez and the Guez Entities filed Notices of Appeal, and Mr. Guez and ADS posted undertakings in the form of personal sureties to secure this judgment pending the resolution of the appeals. The Company intends to vigorously oppose the appeals while pursuing its own appeals described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:  /s/ Neil Cole
Neil Cole
        Chairman of the Board, President
        and Chief Executive Officer

Dated: November 23, 2007